[LOGO]
First Niagara
        Financial Group, Inc.

FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS DILUTED EARNINGS PER SHARE OF $0.17,
                       UP 21% FOR THE 3RD QUARTER OF 2004

Lockport, N.Y. - October 18, 2004 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended September 30, 2004 increased to $13.3 million, or $0.17 per diluted share from $9.3 million, or $0.14 per diluted share for the same period of 2003. This represents a 43% increase in net income and a 21% increase in diluted earnings per share over the prior year third quarter. On a linked quarter basis, net income increased at an annualized rate of 10% from $13.0 million or $0.16 per diluted share.

"During the quarter we continued to make progress on key strategic fronts," stated First Niagara President and CEO Paul J. Kolkmeyer. "Financial results were very good, reflecting the benefits of our active balance sheet and capital management initiatives as well as continued commercial loan and core deposit growth. We also continue to make strides in building the Eastern portion of our franchise, including the acquisition of an equipment lease broker and obtaining shareholder approvals for the Hudson River acquisition. All of that was accomplished while continuing to develop our strategic plan for the future."

Net interest income increased to $39.6 million for the third quarter from $38.9 million in the second quarter of 2004 driven primarily by a combination of commercial lending and core deposit growth. On an annualized basis, total commercial loans increased 17% during the quarter, including a 22% annualized increase in commercial real estate loans. These increases continue to be driven by the Company's focus on expanding its commercial portfolio and improving loan demand. Overall, credit quality remained solid as the Company's non-performing loans to total loans and net charge-offs to average loans ratios remained consistent with the Company's historically low levels and amounted to 0.46% of total loans and 0.24% of average total loans, respectively. The allowance for credit losses as a percentage of non-performing loans was 276% at September 30, 2004.

Total deposits of $3.3 billion at the end of the quarter were consistent with the June 30, 2004 amount. That reflects the challenge of shifting our funding mix from higher rate certificates of deposit to lower cost core deposits in a low growth market. An $18.5 million increase in core savings and checking accounts during the quarter was offset by certificate run-off of $19.3 million and a $10.5 million reduction in escrow balances due to customer real estate tax payments. In addition, the purchase of a Monroe County banking center in August added $11.2 million of deposits. The targeted marketing and sales efforts and focused commercial business development activities that generated the core account increase will be continued given the importance of consistent, long-term deposit growth. As a result of these initiatives and active balance sheet management, the Company's net interest rate spread and margin continued to improve to 3.32% and 3.60%, respectively, compared to 3.30% and 3.57% for the linked quarter, respectively.

Noninterest income for the third quarter reflects the further implementation of the Company's financial services business model and de novo expansion strategy, which resulted in banking services fee revenue increasing $362 thousand from the second quarter. Noninterest income for the second quarter of 2004 includes $310 thousand of proceeds received from bank owned life insurance. Excluding this non-recurring item, noninterest income continued to improve during the quarter. Noninterest income continues to be a strong source of diversified revenue, amounting to 25% of net revenues for the first three quarters of 2004.

Noninterest expense for the three months ended September 30, 2004 was $30.4 million versus $29.8 million for the three months ended June 30, 2004. This increase is directly related to the implementation of the Company's various strategic initiatives, including commercial business and financial services growth, de novo expansion, as well as the development of its strategic plan to enhance long-term financial performance. Coupled with the integration of the Hudson River franchise, these initiatives will continue to impact operating expenses in the fourth quarter and into 2005.

Outlook - "While being mindful of the additional costs that will be incurred in the fourth quarter in connection with the integration of Hudson River as well as the finalization and implementation of the Company's strategic plan, we remain comfortable with current analyst consensus estimates of $0.64 per diluted share for 2004," stated Mr. Kolkmeyer. "We expect our net interest margin expansion and core deposit and commercial loan growth to continue for the remainder of the year. However, we also see our efficiency ratio increasing modestly in the fourth quarter as a result of the Hudson integration and strategic planning costs.

As we finish 2004, we are very focused on furthering our core growth and beginning to implement our strategic initiatives, although we do not anticipate beginning to see any significant financial benefits from our strategic plan until 2005. Just as importantly, our experienced integration teams are very focused on successfully completing the Hudson River acquisition and we look forward to a seamless transition for all constituencies -- customers, employees, and shareholders -- in January of next year."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $5.1 billion and deposits of $3.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 71 banking centers, a loan production office, several financial services subsidiaries, and 95 ATMs across New York State. On April 2, 2004 the Company announced its intentions to acquire Hudson River Bancorp, Inc., a $2.6 billion asset bank headquartered in Hudson, New York, which was approved by shareholders of both companies on September 28, 2004 and is expected to close in January 2005.

Conference Call - A conference call will be held at 1:00 p.m. Eastern Time on Monday October 18, 2004 to discuss these third quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until October 25, 2004 by dialing 1-877-660-6853, account number 6340, conference number 119349.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts

Paul J. Kolkmeyer.......   President and CEO
John R. Koelmel.........   Chief Financial Officer
Christopher J. Thome....   Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity.......   Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                        2004                                    2003
                                                 ------------------------------------------------    ----------------------------
                                                  September 30,       June 30,         March 31,      December 31,  September 30,
                                                 --------------    --------------    ------------    -----------    -------------

---------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Total assets                                     $    5,065,135         5,025,940       4,979,890      3,589,507       3,533,430
Total interest-earning assets                    $    4,410,707         4,384,094       4,335,885      3,261,953       3,195,743
Fed funds and other short-term investments       $       12,862             3,230          32,373        124,255         134,482
Securities, at amortized cost                    $    1,177,043         1,214,248       1,232,352        846,450         753,193
Loans:
   Real estate:
    Residential                                  $    1,150,032         1,162,544       1,154,084        948,877         965,486
    Home equity                                  $      236,357           227,544         221,486        179,282         176,269
    Commercial and multi-family                  $    1,052,875         1,014,178         970,516        653,976         631,041
    Commercial construction                      $      159,670           135,359         107,323         86,154         102,625
                                                 --------------    --------------    ------------    -----------    ------------
      Total real estate loans                    $    2,598,934         2,539,625       2,453,409      1,868,289       1,875,421
                                                 --------------    --------------    ------------    -----------    ------------

   Commercial business                           $      422,656           417,027         402,261        215,000         225,561
   Consumer                                      $      185,518           193,608         207,834        202,630         201,092
   Net deferred costs and discounts              $        9,113             9,761          10,394          8,704           8,688
                                                 --------------    --------------    ------------    -----------    ------------
      Total loans                                $    3,216,221         3,160,021       3,073,898      2,294,623       2,310,762
   Allowance for credit losses                   $       41,273            41,434          40,766         25,420          25,219
                                                 --------------    --------------    ------------    -----------    ------------
      Loans, net                                 $    3,174,948         3,118,587       3,033,132      2,269,203       2,285,543
Goodwill and other intangibles                   $      347,865           347,936         348,980        114,698         115,084

Total interest-bearing liabilities               $    3,756,581         3,741,917       3,711,906      2,642,798       2,586,081
Deposits:
   Interest-bearing:
    Savings                                      $    1,066,321         1,063,799       1,049,151        654,320         646,284
    Checking                                     $      919,378           908,309         869,556        538,967         540,999
    Certificates of deposit                      $    1,045,604         1,055,993       1,131,373        991,545         973,070
   Noninterest-bearing                           $      285,322           290,926         248,970        170,384         158,915
                                                 --------------    --------------    ------------    -----------    ------------
      Total deposits                             $    3,316,625         3,319,027       3,299,050      2,355,216       2,319,268

Short-term borrowings                            $      192,282           196,006         154,383         87,148          85,020
Long-term borrowings                             $      532,996           517,810         507,443        370,818         340,708
Stockholders' equity                             $      937,307           925,750         938,023        728,174         723,047
Tangible equity (1)                              $      589,442           577,814         589,043        613,476         607,963
Fair value adjustment included in
   stockholders' equity                          $       (3,625)           (9,298)          4,011           (341)          1,397
Common shares outstanding (2)                            79,246            79,332          79,712         66,326          66,370
Total loans serviced for others                  $      326,936           331,927         347,291        246,078         250,082

---------------------------------------------------------------------------------------------------------------------------------
CAPITAL
---------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                                16.43%            16.66%          16.94%         17.94%          18.59%
Total risk based capital                                 17.68%            17.91%          18.19%         19.04%          19.70%
Tier 1 (core) capital                                    11.31%            11.37%          11.53%         11.92%          12.48%
Tangible capital                                         11.31%            11.37%          11.53%         11.87%          12.42%
Equity to assets                                         18.51%            18.42%          18.84%         20.29%          20.46%
Book value per share (2)                         $        11.83             11.67           11.77          10.98           10.89
Tangible book value per share (1)(2)             $         7.44              7.28            7.39           9.25            9.16

---------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Residential                                   $        4,536             4,685           4,410          3,905           3,605
   Home equity                                   $          390               484             440            401             310
   Commercial real-estate and multi-family       $        5,414             4,612           7,057          3,878           2,889
   Consumer                                      $          677               830             594            538             679
   Commercial business                           $        3,922             2,712           3,771          3,583           4,204
                                                 --------------    --------------    ------------    -----------    ------------
    Total non-performing loans                   $       14,939            13,323          16,272         12,305          11,687
Other non-performing assets                      $          691               400             563            543           1,196
                                                 --------------    --------------    ------------    -----------    ------------
Total non-performing assets                      $       15,630            13,723          16,835         12,848          12,883

Provision for credit losses                      $        1,742             3,104           1,750          2,007           1,757
Net loan charge-offs                             $        1,903             2,436           1,054          1,806           1,319
Net charge-offs to average loans (annualized)             0.24%             0.32%           0.14%          0.31%           0.23%
Provision for credit losses as a
   percentage of net loan charge-offs                    91.54%           127.42%         166.03%        111.13%         133.21%
Total non-performing loans to total loans                 0.46%             0.42%           0.53%          0.54%           0.51%
Total non-performing assets as a
   percentage of total assets                             0.31%             0.27%           0.34%          0.36%           0.36%
Allowance for credit losses to total loans                1.28%             1.31%           1.33%          1.11%           1.09%
Allowance for credit losses
   to non-performing loans                              276.28%           311.00%         250.53%        206.58%         215.79%
---------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                             1,207             1,196           1,177            944             915
Number of banking centers                                    71                70              68             47              46

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                             2004                                           2003
                                    -----------------------------------------------------    --------------------------------------
                                    Year-to Date      Third        Second         First       Year Ended     Fourth        Third
                                    September 30,    Quarter       Quarter       Quarter     December 31,   Quarter       Quarter
                                    -------------  ----------    ----------    ----------    ------------  ----------    ----------

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                      $  165,624        56,818        55,750        53,056       169,959        42,450        41,984
Interest expense                     $   50,448        17,180        16,815        16,453        62,544        14,197        14,836
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net interest income              $  115,176        39,638        38,935        36,603       107,415        28,253        27,148
Provision for credit losses          $    6,596         1,742         3,104         1,750         7,929         2,007         1,757
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net interest income after
       provision for credit losses   $  108,580        37,896        35,831        34,853        99,486        26,246        25,391
Noninterest income:
   Banking services                  $   14,440         5,296         4,934         4,210        16,445         4,110         4,289
   Risk management services          $   13,198         4,308         4,442         4,448        14,765         4,007         3,818
   Wealth management services        $    3,592         1,257         1,261         1,074         3,525           726           775
   Lending and leasing               $    2,795           943           929           923         3,617           906           853
   Bank-owned life insurance         $    2,901           826         1,208           867         3,502           809         1,141
   Net realized gains (losses) on
      securities available for sale  $       60             -             -            60             9            51           (24)
   Other                             $    1,359           477           613           269         1,516           544           523
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total noninterest income         $   38,345        13,107        13,387        11,851        43,379        11,153        11,375
Noninterest expense:
   Salaries and benefits             $   48,588        16,790        15,915        15,883        50,377        12,743        13,037
   Occupancy and equipment           $    9,555         3,079         3,120         3,356         9,315         2,331         2,284
   Technology and communications     $    8,166         2,828         2,772         2,566         9,647         2,397         2,553
   Marketing and advertising         $    3,335           998         1,381           956         3,205           541           810
   Professional services             $    3,228         1,460           987           781         2,210           977           461
   Amortization of intangibles       $    3,387         1,182         1,164         1,041         1,384           378           398
   Other                             $   12,547         4,041         4,510         3,996        12,139         3,371         2,877
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total noninterest expense        $   88,806        30,378        29,849        28,579        88,277        22,738        22,420
    Income from continuing
       operations before income
          taxes                      $   58,119        20,625        19,369        18,125        54,588        14,661        14,346
Income taxes from continuing
   operations                        $   19,861         7,295         6,356         6,210        18,646         4,551         5,042
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Income from continuing
       operations                    $   38,258        13,330        13,013        11,915        35,942        10,110         9,304
Income (loss) from discontinued
   operations, net of tax (3)        $        -             -             -             -           164           (22)            -
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net income                       $   38,258        13,330        13,013        11,915        36,106        10,088         9,304
                                     ==========    ==========    ==========    ==========    ==========    ==========    ==========

-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                             $     0.49          0.17          0.16          0.15          0.55          0.15          0.14
   Diluted                           $     0.48          0.17          0.16          0.15          0.53          0.15          0.14
Cash dividends                       $     0.22          0.08          0.07          0.07          0.22          0.06          0.06
Dividend payout ratio                    44.90%        47.06%        43.75%        46.67%        40.00%        40.00%        42.86%
Dividend yield (annualized)               2.20%         2.38%         2.35%         2.06%         1.47%         1.59%         1.58%
Market price (NASDAQ: FNFG):
   High                              $    15.78         14.00         14.13         15.78         16.55         15.64         16.55
   Low                               $    11.49         11.84         11.49         13.32         10.11         13.85         13.70
   Close                             $    13.38         13.38         12.00         13.64         14.97         14.97         15.09

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets               1.04%         1.05%         1.05%         1.02%         1.02%         1.13%         1.04%
   Return on average equity               5.53%         5.67%         5.60%         5.29%         5.19%         5.50%         5.13%
   Return on average tangible
      equity (1)                          8.62%         9.04%         8.93%         7.91%         6.15%         6.53%         6.08%

As a percentage of average assets:
   Noninterest income                     1.04%         1.04%         1.08%         1.01%         1.23%         1.25%         1.27%
   Noninterest expense                    2.42%         2.40%         2.41%         2.44%         2.50%         2.54%         2.51%
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net overhead                          1.38%         1.36%         1.33%         1.43%         1.27%         1.29%         1.24%
Efficiency ratio                         57.85%        57.59%        57.05%        58.98%        58.54%        57.70%        58.20%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                            2004                                              2003
                                 ---------------------------------------------------------   ---------------------------------------
                                 Year-to Date        Third         Second          First     Year Ended      Fourth          Third
                                 September 30,      Quarter        Quarter        Quarter    December 31,    Quarter        Quarter
                                 ------------      ---------      ---------      ---------   ------------   ---------      ---------

------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                     $  4,907,543      5,033,077      4,986,412      4,701,761    3,531,697     3,545,301      3,540,403
Total interest-earning assets    $  4,296,770      4,408,057      4,361,984      4,117,336    3,226,208     3,228,756      3,230,971
Fed funds and other short-term
   investments                   $     34,421         20,125         24,166         59,130      220,330       137,175        167,878
Securities, at amortized cost    $  1,177,893      1,191,767      1,221,772      1,119,987      737,703       774,734        759,271
Loans  (4)                       $  3,068,682      3,177,191      3,099,987      2,927,675    2,255,703     2,308,146      2,294,650
Goodwill and other intangibles   $    331,908        347,715        348,534        299,300      109,207       114,876        112,446
Interest-bearing liabilities:
   Savings accounts              $  1,020,184      1,074,032      1,056,289        929,639      670,785       646,954        654,076
   Checking                      $    879,569        928,300        893,854        816,016      525,346       537,431        550,020
   Certificates of deposit       $  1,093,601      1,039,097      1,095,011      1,147,295      998,428       992,314        966,017
   Other borrowed funds          $    656,543        686,437        672,731        610,134      431,299       426,005        425,166
                                 ------------      ---------      ---------      ---------    ---------     ---------      ---------
    Total interest-bearing
       liabilities               $  3,649,897      3,727,866      3,717,885      3,503,084    2,625,858     2,602,704      2,595,279

Interest-bearing deposits        $  2,993,354      3,041,429      3,045,154      2,892,950    2,194,559     2,176,699      2,170,113
Noninterest-bearing deposits     $    269,574        303,244        271,090        234,016      155,546       163,960        167,862
                                 ------------      ---------      ---------      ---------    ---------     ---------      ---------
   Total deposits                $  3,262,928      3,344,673      3,316,244      3,126,966    2,350,105     2,340,659      2,337,975

Stockholders' equity             $    924,864        934,555        934,769        905,161      695,914       727,413        719,606
Tangible equity (1)              $    592,956        586,840        586,235        605,861      586,707       612,537        607,160
Common shares outstanding (2):
   Basic                               78,755         79,257         79,595         77,407       66,111        66,289         66,276
   Diluted                             79,994         80,312         80,731         78,917       67,754        67,941         68,002

------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
------------------------------------------------------------------------------------------------------------------------------------
Investment securities                   2.82%          2.91%          2.77%          2.78%        2.35%         2.76%          2.12%
Loans                                   6.12%          6.05%          6.12%          6.20%        6.64%         6.37%          6.50%
    Total interest-earning
       assets                           5.14%          5.15%          5.12%          5.16%        5.27%         5.24%          5.18%

Savings accounts                        0.92%          0.95%          0.93%          0.88%        1.01%         0.75%          0.84%
Interest-bearing checking               0.90%          0.94%          0.89%          0.86%        0.91%         0.83%          0.85%
Certificates of deposit                 2.20%          2.17%          2.14%          2.29%        2.93%         2.61%          2.83%
Other borrowed funds                    3.96%          3.90%          3.92%          4.07%        5.04%         4.95%          5.03%
    Total interest-bearing
       liabilities                      1.85%          1.83%          1.82%          1.89%        2.38%         2.16%          2.27%

Net interest rate spread                3.29%          3.32%          3.30%          3.27%        2.89%         3.08%          2.91%
Net interest rate margin                3.57%          3.60%          3.57%          3.56%        3.33%         3.50%          3.36%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." Year-Ended amounts include the net gain realized on the sale of $208,000.
(4)   Net of deferred costs and unearned discounts.